UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2008

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On November 20, 2008 Oscient Pharmaceuticals Corporation (the “Company”) announced the determination of the consideration issuable by the Company in its offer to exchange up to all of the $225,700,000 aggregate principal amount of its currently outstanding 3.50% Convertible Senior Notes due 2011 (the “Existing Notes”).

Holders that elect to participate in the exchange offer will receive, for each $1,000 principal amount of Existing Notes tendered, $400 principal amount of the Company’s 12.50% Convertible Guaranteed Senior Notes due 2011 (the “New Notes”) and 100 shares of the Company’s common stock. The New Notes will be convertible into shares of the Company’s common stock based on an initial conversion price of $1.10 per share (subject to adjustment).

A copy of the News Release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	News Release issued by the Company on November 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name: Philippe M. Maitre Title: Executive Vice President and Chief Financial Officer

Date: November 20, 2008